                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE DIXIE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                             THE DIXIE GROUP, INC.
                           1100 SOUTH WATKINS STREET
                          CHATTANOOGA, TENNESSEE 37404
                                 (423) 698-2501
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

     The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Company's general office, 1100 South Watkins Street, Chattanooga, Tennessee 37404, on April 29, 1999, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. Election of nine individuals to the Board of Directors for a term of one year each; and

          2. Such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof.

     Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 5, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

                                  By Order of the Board of Directors

                                  Daniel K. Frierson
                                  Chairman of the Board
Chattanooga, Tennessee
Dated: March 30, 1999

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

                             THE DIXIE GROUP, INC.
                           1100 SOUTH WATKINS STREET
                          CHATTANOOGA, TENNESSEE 37404
                                 (423) 698-2501

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1999

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed proxy will be mailed on or about March 30, 1999, to shareholders of record of the Company's Common Stock and Class B Common Stock as of the close of business on March 5, 1999.

     At the Annual Meeting, holders of the Company's Common Stock, $3.00 par value per share ("Common Stock"), and Class B Common Stock, $3.00 par value per share ("Class B Common Stock"), will be asked to: (i) elect nine individuals to the Board of Directors for a term of one year each and (ii) transact any other business that may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

                 RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

     The Board has fixed the close of business on March 5, 1999, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 5, 1999, 10,630,779 shares of Common Stock, representing 10,630,779 votes, were held of record by approximately 3,650 shareholders (including an estimated 2,650 shareholders whose shares are held in nominee names), and 735,228 shares of Class B Common Stock, representing 14,704,560 votes, were held by 15 individual shareholders, together representing an aggregate of 25,335,339 votes.

     Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted FOR the election of the nine nominees for director as set forth in this Proxy Statement.

     Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P. O. Box 751, Chattanooga, Tennessee 37401, Attention: Starr T. Klein, Secretary.

     The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, John W. Murrey, III, and Robert J. Sudderth, Jr. The cost of solicitation of Proxies will be borne by the Company.

     The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors' nominees.

     The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes and thus will have no effect upon the election of directors by a plurality vote.

     A copy of the Company's Annual Report for the year ended December 26, 1998, is enclosed herewith.

                             PRINCIPAL SHAREHOLDERS

     Shareholders of record at the close of business on March 5, 1999, the Record Date, will be entitled to vote at the Annual Meeting. Messrs. Daniel K. Frierson, T. Cartter Frierson, and Paul K. Frierson collectively have the power to direct 15,215,813 votes (1,554,483 shares of Common Stock and 733,440 shares of Class B Common Stock), representing 60.14% of the total votes eligible to be cast at the Company's Annual Meeting.

     The following table presents information regarding beneficial ownership of the Company's equity securities by beneficial owners of more than 5% of the Common Stock or Class B Common Stock. The table also presents beneficial ownership information for the executive officers named in the Summary Compensation Table, the nominees for director, and all directors and executive officers as a group as of March 5, 1999.

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER     TITLE OF CLASS     BENEFICIALLY OWNED(1)        % OF CLASS (1)
------------------------------------  --------------------  ---------------------        --------------
Daniel K. Frierson................    Common Stock                1,560,483(2)(3)(4)         14.24%
  111 East and West Road              Class B Common Stock          661,440(5)               89.96
  Lookout Mountain, TN 37350
Paul K. Frierson..................    Common Stock                1,306,216(3)(4)(6)         12.17
  606 Fleetwood Drive                 Class B Common Stock          251,373(7)               34.19
  Lookout Mountain, TN 37350
T. Cartter Frierson...............    Common Stock                  273,886(3)(8)              2.5
  1103 Tinker Bell Lane               Class B Common Stock          226,121(9)               30.75
  Lookout Mountain, GA 30750

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER     TITLE OF CLASS     BENEFICIALLY OWNED(1)        % OF CLASS (1)
------------------------------------  --------------------  ---------------------        --------------
SunTrust Banks, Inc...............    Common Stock                1,513,544(10)              14.28%
  25 Park Place                       Class B Common Stock               --                     --
  Atlanta, GA 30303
The TCW Group, Inc................    Common Stock                  754,900(11)               7.12
  865 South Figueroa Street           Class B Common Stock               --                     --
  Los Angeles, CA 90017
Franklin Resources, Inc...........    Common Stock                  700,000(12)               6.61
  777 Mariners Island Blvd            Class B Common Stock               --                     --
  San Mateo, CA 94404

                                                                      NUMBER OF SHARES
ADDITIONAL DIRECTORS AND EXECUTIVE OFFICERS:     TITLE OF CLASS     BENEFICIALLY OWNED(1)        % OF CLASS (1)
--------------------------------------------  --------------------  ---------------------        --------------
Philip H. Barlow.......................       Common Stock                  124,311(13)               1.16%
                                              Class B Common Stock               --                     --
Glenn A. Berry.........................       Common Stock                   58,064(14)                  *
                                              Class B Common Stock               --                     --
J. Don Brock...........................       Common Stock                    7,500(15)                  *
                                              Class B Common Stock               --                     --
Paul K. Brock..........................       Common Stock                   25,371(15)                  *
                                              Class B Common Stock               --                     --
Lovic A. Brooks, Jr....................       Common Stock                1,124,306(4)(15)(16)       10.57
                                              Class B Common Stock               --                     --
William N. Fry, IV.....................       Common Stock                  140,900(17)               1.31
                                              Class B Common Stock               --                     --
John W. Murrey, III....................       Common Stock                    9,700(15)                  *
                                              Class B Common Stock               --                     --
George B. Smith........................       Common Stock                  125,743(18)               1.04
                                              Class B Common Stock               --                     --
Peter L. Smith.........................       Common Stock                   17,685(15)                  *
                                              Class B Common Stock               --                     --
Robert J. Sudderth, Jr.................       Common Stock                1,117,306(4)(15)           10.54
                                              Class B Common Stock               --                     --
All Directors and Executive Officers as a
  Group                                       Common Stock                2,445,905(4)(19)           19.92
(18 Persons)                                  Class B Common Stock          733,440(5)(7)            99.76

---------------

  *  Percentage of shares beneficially owned does not exceed 1% of the Class.

 (1) Under the rules of the Securities and Exchange Commission and for the purposes of the disclosures in this table, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock; however, information presented in this table as to the number of shares of Common Stock beneficially owned and the percent of class does not give effect to the possible conversion of shares of Class B Common Stock into shares of Common Stock.
 (2) Includes: (i) 4,030 shares of Common Stock as to which Mr. Frierson has sole investment and sole voting power; (ii) 151,288 shares of Common Stock for which Mr. Frierson has subscribed but has not yet purchased, pursuant to the Company's Stock Ownership Plan; (iii) 126,676 shares of Common Stock owned by the wife, children, and grandchildren of Daniel K. Frierson and as to which he shares voting and investment power; (iv) options, which are exercisable within 60 days of the Record Date, to purchase 136,250 shares of Common Stock owned directly by Mr. Frierson; and (v) options, which are exercisable within 60 days of the Record Date, to purchase 6,000 shares of Common Stock owned by one of his children and as to which he shares voting and investment power.
 (3) Includes 27,433 shares of Common Stock held by Daniel K. Frierson, Paul K Frierson, and T. Cartter Frierson, as trustees of a charitable remainder trust formed by Rowena K. Frierson.
 (4) Includes 1,108,806 shares of Common Stock owned by The Dixie Group, Inc. Retirement Plans for which Daniel K. Frierson, Paul K. Frierson, Lovic A. Brooks, Jr., and Robert J. Sudderth, Jr. are fiduciaries and for which SunTrust Bank, Chattanooga, N.A. serves as trustee.
 (5) Includes: (i) 105,072 shares of Class B Common Stock owned by Mr. Frierson's wife and children as to which he shares investment and voting power and (ii) 556,368 shares of Class B Common Stock held pursuant to a shareholder agreement under which he has been granted a proxy, which expires October 2005, to vote such shares (the "Shareholder Agreement"). The proxy is terminable under certain limited circumstances prescribed in the Shareholder Agreement. The Shareholder Agreement is among the Estate of
     J. Burton Frierson, the wife of J. Burton Frierson (Rowena K. Frierson), and the five sons of J. Burton and Rowena K. Frierson (Daniel K. Frierson; Paul K. Frierson; T. Cartter Frierson; James W. Frierson; and J. Burton Frierson, III). The 556,368 shares of Class B Common Stock subject to the Shareholder Agreement include: (a) 236,178 shares of Class B Common Stock owned directly by him; 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson; 15,678 shares of Class B Common Stock owned directly by T. Cartter Frierson; (b) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; (c) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson; and (d) 125,139 shares of Class B Common Stock owned directly by Rowena K. Frierson but subject to a general power of attorney granted to Daniel K. Frierson and T. Cartter Frierson.
 (6) Includes: (i) 17,225 shares of Common Stock as to which Mr. Frierson holds sole investment and sole voting power; (ii) 68,700 shares of Common Stock for which Mr. Frierson has subscribed but has not yet purchased, pursuant to the Company's Stock Ownership Plan; (iii) 50,802 shares of Common Stock owned by his wife and children and as to which he shares investment and voting power; and (iv) options, which are exercisable within 60 days of the Record Date, to purchase 33,250 shares of Common Stock owned directly by Mr. Frierson.
 (7) Includes: (i) 94,069 shares of Class B Common Stock owned directly by Mr. Frierson; (ii) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; and (iii) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson and held subject to the Shareholder Agreement described in Note 5. Also includes

     72,000 shares of Class B Common Stock owned by his children and as to which he shares investment and voting power.
 (8) Includes: (i) 148,402 shares of Common Stock as to which Mr. Frierson holds sole investment and sole voting power and (ii) 98,048 shares of Common Stock owned by his wife and children as to which he shares investment and voting power.
 (9) Includes: 15,678 shares of Class B Common Stock owned directly by Mr. Frierson; (ii) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; (iii) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson; and (iv) 125,139 shares of Class B Common Stock owned directly by Rowena K. Frierson but subject to a general power of attorney granted to Daniel K. Frierson and T. Cartter Frierson. All such shares of Class B Common Stock are held subject to the Shareholder Agreement described in Note 5.
(10) SunTrust Banks, Inc., as Parent Holding Company for SunTrust Banks of Tennessee, Inc.; SunTrust Banks of Georgia, Inc.; SunTrust Equitable Securities Corporation; and in various fiduciary capacities, has reported beneficial ownership of 1,745,960 shares of Common Stock as follows:
     SunTrust Banks of Tennessee, Inc., as Parent Holding Company for SunTrust Bank, Chattanooga, N.A. ("STB"), has reported 1,366,955 shares of Common Stock over which STB has sole power to vote, 59,172 shares of Common Stock over which STB has shared power to vote, 1,146,319 shares of Common Stock over which STB has sole investment power, and 73,976 shares of Common Stock over which STB has shared investment power.
(11) The TCW Group, Inc., as Parent Holding Company for certain associated entities, has reported beneficial ownership of 556,700 shares of Common Stock, for which it has sole voting and sole investment power.
(12) The 700,000 shares of Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are advised by direct and indirect investments advisory subsidiaries of Franklin Resources, Inc. Such advisory contracts grant the advisory subsidiaries of Franklin Resources, Inc. sole voting and sole investment power over all such shares.
(13) Includes: (i) 26,575 shares of Common Stock owned directly by Mr. Barlow;
     (ii) 58,942 shares of Common Stock for which Mr. Barlow has subscribed but has not yet purchased, pursuant to the Company's Stock Ownership Plan;
     (iii) options to acquire 38,794 shares of Common Stock which are immediately exercisable or exercisable within 60 days of the Record Date.
(14) Includes: (i) 800 shares of Common Stock owned directly by Mr. Berry with sole voting power and investment power; (ii) 49,764 shares of Common Stock for which Mr. Berry has subscribed but has not yet purchased pursuant to the Company's Stock Ownership Plan; and (iii) options, which are exercisable within 60 days of the Record Date, to acquire 7,500 shares of Common Stock.
(15) Includes an option to acquire 7,500 shares of Common Stock, which is immediately exercisable, issued to all non employee directors.
(16) Includes 8,000 shares owned directly by Mr. Brooks.
(17) Includes: (i) 40,900 shares owned directly by Mr. Fry (ii) 72,500 shares of Common Stock for which Mr. Fry has subscribed but has not yet purchased, pursuant to the Company's Stock Ownership Plan; and (iii) options, which are exercisable within 60 days of the Record Date, to acquire 27,500 shares of Common Stock.
(18) Includes: (i) 23,460 shares of Common Stock owned directly by Mr. Smith;
     (ii) 72,283 shares of Common Stock for which Mr. Smith has subscribed but has not yet purchased, pursuant to the

     Company's Stock Ownership Plan; and (iii) options, which are exercisable within 60 days of the Record Date, to acquire 30,000 shares of Common Stock.
(19) Includes: (i) options, which are either immediately exercisable or exercisable within 60 days of the Record Date, to acquire 349,044 shares of Common Stock; (ii) 573,463 shares for which individuals in this group have subscribed, but have not yet purchased, and (iii) 173,744 shares held by spouses and children of certain individuals comprising this group.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES FOR DIRECTOR

     Pursuant to the Company's Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

     The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

          J. Don Brock, age 60, is the Chairman of the Board and the Chief Executive Officer of Astec Industries, Inc., a manufacturer of asphalt and environmental equipment located in Chattanooga, Tennessee. He has been a director of the Company since 1997. Dr. Brock is a member of the Company's Audit Committee.

          Paul K. Brock, age 66, was the Chairman of Brach & Brock Confections, Inc., a candy manufacturer headquartered in Chattanooga, Tennessee until 1995. He has been a director of the Company since 1983. Mr. Brock is Chairman of the Company's Compensation Committee and a member of the Company's Executive Committee.

          Lovic A. Brooks, Jr., age 71, is a Member of Constangy, Brooks & Smith, LLC, attorneys-at-law, in Atlanta, Georgia. He has been a director of the Company since 1993. Mr. Brooks is a member of the Company's Compensation Committee and is a member of the Company's Retirement Plans Committee.

          Daniel K. Frierson, age 57, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of SunTrust Bank, Chattanooga, N.A. and of Astec Industries, Inc., headquartered in Chattanooga, Tennessee, and of Printpack, Inc., headquartered in Atlanta, Georgia. Mr. Frierson is Chairman of the Company's Executive Committee and a member of the Company's Retirement Plans Committee.

          Paul K. Frierson, age 61, is Vice President of the Company and President of the Company's Candlewick Yarns subsidiary, positions he has held since 1989. He served as Executive Vice President of Candlewick Yarns from 1984 to 1989 and has been a director of the Company since 1988. Mr. Frierson serves as a director of NationsBank/Chattanooga. Mr. Frierson is a member of the Company's Retirement Plans Committee.

          William N. Fry, IV, age 40 is President and Chief Operating Officer of the Company, a position he has held since February, 1999. He has been a director of the Company since 1998. He served as Executive Vice President and Chief Operating Officer, Floorcovering Business, from January, 1997 to February, 1999; Executive Vice President and Chief Operating Officer, Candlewick, Carriage and Bretlin from January, 1996 to January, 1997; President of Bretlin from January, 1995 to January, 1996; and Executive Vice President of Bretlin from November, 1993 to January, 1995.

          John W. Murrey, III, age 56, is a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C., general counsel to the Company, in Chattanooga, Tennessee. He has been a director of the Company since 1997. Mr. Murrey is chairman of the Company's Audit Committee. Mr. Murrey serves as a director of Coca-Cola Bottling Co. Consolidated in Charlotte, North Carolina.

          Peter L. Smith, age 57, is a Managing Director of Lazard Freres & Co., LLC, investment bankers, in New York, New York. He has been a director of the Company since 1987. Mr. Smith is a member of the Company's Audit Committee.

          Robert J. Sudderth, Jr., age 56, is Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A. in Chattanooga, Tennessee. He has been a director of the Company since 1983. Mr. Sudderth is a member of the Company's Executive Committee, a member of the Company's Compensation Committee, and a member of the Company's Retirement Plans Committee.

     Daniel K. Frierson and Paul K. Frierson are brothers. Paul K. Brock is the first cousin of Daniel K. Frierson and Paul K. Frierson. Other than as set forth above, no director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

COMMITTEES, ATTENDANCE, AND DIRECTORS' FEES

     The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee, but no nominating committee.

     Members of the Executive Committee during 1998 were Daniel K. Frierson, Paul K. Brock, and Robert J. Sudderth, Jr. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee performs the function of a nominating committee. The Executive Committee met three times in 1998.

     Members of the Audit Committee during 1998 were John W. Murrey, III., J. Don Brock, and Peter L. Smith. The Audit Committee evaluates audit performance, handles relations with the Company's independent accountants, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee recommends to the Board of Directors the appointment of the independent accountants for the Company. The Audit Committee met two times in 1998.

     Members of the Retirement Plans Committee during 1998 were Daniel K. Frierson, Lovic A. Brooks, Jr., Paul K. Frierson and Robert J. Sudderth, Jr. The Retirement Plans Committee administers the Company's retirement plans. The committee met two times in 1998.

     Members of the Compensation Committee during 1998 were Paul K. Brock, Lovic
A. Brooks, Jr., and Robert J. Sudderth, Jr. The Compensation Committee administers the Company's compensation plans, reviews and may establish the compensation of the Company's officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met four times in 1998.

     During 1998, no director attended fewer than 75% of the total of meetings of the Board of Directors and any Committee of the Board of Directors on which he served.

     Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-Employee directors receive an annual retainer of $10,000 cash and $10,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company receive $500 for each Board meeting attended and $400 for each committee meeting attended.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 1998, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were complied with.

CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND DIRECTORS AND OFFICERS

     The Company adopted a Stock Ownership Plan in 1996 for its most senior executive officers, to encourage such officers to own a number of shares of Common Stock with a fair market value equal to twice such participant's base salary. All subscriptions are at the prevailing market price on the relevant subscription date and are payable either in cash or through a combination of cash and/or the surrender to the Company of either (i) shares of Common Stock already owned by the participant or (ii) a portion of the shares of Common Stock otherwise covered by the subscription. As of March 5, 1999, officers listed in the Summary Compensation Table have participated in the plan as follows: Daniel
K. Frierson-151,288 shares ($799,994 aggregate subscription price); William N. Fry, IV-72,500 shares ($487,812.50 aggregate subscription price); George B. Smith-72,283 shares ($439,991.50 aggregate subscription price); Glenn Berry-49,764 shares ($379,991 aggregate subscription price); and Philip H. Barlow-58,942 shares ($359,996 aggregate subscription price);

     Mr. Murrey is a Senior Member of Witt, Gaither & Whitaker, P.C., a law firm to which the Company paid $583,266 in 1998 for certain legal services performed for the Company. Mr. Smith is a managing director of Lazard Freres & Co., LLC, an investment banking firm that performs certain investment banking functions for the Company from time to time.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Beginning with this year, the Company has adopted a new Peer Group, as described below, to replace the Value Line Textiles Index for performance graph comparison, to better reflect the Company's decision during 1998 to exit the remaining portion of its Textiles Business and focus exclusively on its Floorcovering Business in the future. The new Peer Group selected by the Company is composed of fifteen publicly traded companies in the business of producing floorcovering and other textile home furnishing products (American Biltrite Inc.; Armstrong World Industries, Inc.; Burlington Industries, Inc.; Congoleum Corporation; Crown Crafts, Inc.; Culp, Inc.; Dal-Tile International Inc.; Interface, Inc.; The Maxim Group, Inc.; Mohawk Industries, Inc.; Pillowtex Corporation; Shaw Industries, Inc.; Springs Industries, Inc.; Synthetic Industries, Inc.; and WestPoint Stevens Inc.). Additionally, since the Company now is included in the Standard & Poor's 600 Stock Index, the Company believes that the use of this index, rather than the S&P 500, will provide a more meaningful comparison of the Company's results to a broad market benchmark of companies of similar size. Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's 600 Stock Index, the new floorcovering and home furnishings Peer Group and the Value Line Textiles Index for the five year period ended December 26, 1998. The comparison assumes that $100.00 were invested on December 31, 1993, in the Company's Common Stock, the S&P 500 Index, the S&P 600 Index, and each peer group, and assumes the reinvestment of dividends.




             MEASUREMENT PERIOD         DIXIE                         S & P          NEW PEER        OLD PEER
            (FISCAL YEAR COVERED)     GROUP INC     S & P 500      SMALLCAP 600     GROUP ONLY      GROUP ONLY
1993                                   100.00        100.00         100.00           100.00           100.00
1994                                    68.21        101.32          95.23            67.12            83.71
1995                                    37.76        139.40         123.76            83.51            89.95
1996                                    75.51        171.40         150.14            90.68           110.63
1997                                   110.83        228.59         188.56           105.55           150.55
1998                                    80.43        293.91         193.70           120.62           112.48


                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee reviews and recommends compensation for all executive officers of the Company. The Committee considers recommendations from senior management and reviews public and private compensation surveys, as well as the publicly reported executive compensation of other textile and carpet companies. The Committee's final decisions respecting compensation of executive officers are reported to the Board for review and ratification. Individual officers abstain from decisions concerning their own compensation.

     The Committee believes that executive compensation should reflect overall Company performance as well as each executive's performance in specific areas of responsibility. During 1997, the Committee undertook a comprehensive review of executive compensation. The Company utilized the services of an independent consultant to assist it with its review. In August of 1998, the Company again reviewed executive compensation with the assistance of an updated survey furnished by the independent consultant.

     The Committee determined that the Company's executive officers were paid total annual compensation that generally approximates median compensation levels of comparable companies in 1998.

THE ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

     Compensation for each of the Company's executive officers may consist of four elements: base salary; annual bonuses; stock plan awards; and retirement and other fringe benefits. Overall, compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive's compensation consists of stock options, restricted stock awards, or other stock ownership elements designed to align the interests of executive officers with the interests of the Company's shareholders.

  Base Salary

     Recommendations with respect to base salary depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent. No increases in base salary were awarded in 1998 to any officer named in the Summary Compensation Table.

  Bonus

     The Company's management incentive plan permits the award of bonuses to executive officers based on achieving specified levels of return on capital employed and on individual performance. The Committee establishes the goals under the plan at the beginning of each year. Recommendations are made by senior management, and final bonus amounts (including discretionary bonuses) are approved by the Compensation Committee. Bonuses were awarded under the plan during 1998 to four of the officers named in the Summary Compensation Table. A special incentive award was approved for payment to George Smith contingent upon the successful sale of certain of the Company's textile facilities.

  Stock Options, Restricted Stock Awards, and the Stock Ownership Plan

     Each executive officer of the Company is entitled to participate in the Company's Incentive Stock Plan. The Company's practice has been to grant options under the plan exercisable generally at or above then existing market prices and subject to phase-in vesting schedules. The Committee believes that such stock options create an important incentive to enhance long-term shareholder value. The Company's stockholders authorized an additional 500,000 shares for use under the Plan in 1998.

     During 1997, restricted stock awards were made to William N. Fry, IV, George B. Smith, and Philip H. Barlow. Restricted stock is subject to significant holding requirements and restrictions on transferability designed to encourage participants to remain employed by the Company. The restricted stock grants were amended in 1998 to provide for a partial award in the event of death or permanent disability of a participant prior to the end of the required holding period.

     Certain senior executive officers of the Company also participate in the Company's Stock Ownership Plan. Each participant is encouraged to subscribe for the purchase of shares having a fair market value equal to two times such executive officer's base salary.

     The Committee believes that participation in the Company's stock plans will result in ownership of its Common Stock in amounts that are significant for its executive officers, and will serve to align the interests of such officers with the Company's shareholders.

  Retirement Plans and Other Benefits

     The Company's compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified for federal tax purposes and one non-qualified, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be substantially similar to the benefits available to those for other exempt, salaried associates.

     Executive officers receive a Company contribution to the qualified plan based on a fixed percentage of their compensation and may elect to contribute an additional limited amount of their compensation to the plan and receive a matching Company contribution of one-half of their deferral, up to 3% of their compensation. Participants in the non-qualified plan may make deferrals into that plan, receive contributions from the Company equal to a percentage of their compensation in excess of certain levels, and receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company's return on equity.

CEO COMPENSATION

     The Chief Executive Officer's compensation in 1998 included his base salary; a bonus awarded under the management incentive plan; an additional stock option award to bring his total incentive compensation in line with the prevailing industry median, and retirement plan and other customary benefits. The factors and criteria upon which such compensation was based are the same as those applied to the Company's other executive officers.

                                          Compensation Committee:

                                          Paul K. Brock
                                          Robert J. Sudderth, Jr.
                                          Lovic A. Brooks, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Brooks is a Member of Constangy, Brooks & Smith, LLC, a law firm that performed certain legal services for the Company in 1998.

                       EXECUTIVE COMPENSATION INFORMATION

     The following table sets forth the annual and long-term compensation during the last three fiscal years for the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for the year ended December 26, 1998, as well as the annual compensation of each such individual for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                           COMPENSATION AWARDS
                                           ANNUAL COMPENSATION           -----------------------
                                    ----------------------------------                SECURITIES
                                                             OTHER       RESTRICTED   UNDERLYING       ALL
                                                             ANNUAL        STOCK       OPTIONS/       OTHER
                                     SALARY     BONUS     COMPENSATION     AWARDS        SARS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)       ($)(A)(B)       ($)(C)      (#) (D)         (E)
---------------------------  ----   --------   --------   ------------   ----------   ----------   ------------
Daniel K. Frierson........   1998   $400,000   $150,000     $     --            --      80,000       $23,400
  Chairman of the Board      1997    366,667    200,000      270,193            --      80,000        29,750
  and Chief Executive        1996    350,000         --      222,147            --      74,000         7,000
  Officer
William N. Fry, IV........   1998    250,000    110,000        1,675            --      25,000        16,400
  President                  1997    216,667    150,000        5,733      $520,000      18,000        40,375
  and Chief Operating        1996    170,000    125,000          583            --      40,000         3,400
  Officer
George B. Smith...........   1998    220,000    100,000           --            --          --        16,225
  Executive Vice President   1997    206,667     75,000          912       260,000      13,000        17,750
  and Chief Operating        1996    186,667         --            1            --      30,000         3,733
  Officer, Textile/Apparel
  Group
Glenn A. Berry............   1998    190,000     60,000        1,327            --      20,000        12,060
  Executive Vice President   1997    180,000     86,000            3            --      43,000         7,875
  and Chief Financial        1996         --         --           --            --          --            --
  Officer
Philip H. Barlow..........   1998    180,000     70,000        1,363            --      12,000        12,725
  Vice President and         1997    170,000    115,000       15,145       195,000      10,000        34,987
  President, Carriage        1996    155,000    104,000        2,935            --      17,000         3,100
  Industries, Inc.

---------------

(a) Reflects the excess of actual earnings of funds held for such officers' retirement in the Company's qualified and non-qualified defined contribution and salary savings plans over 120% of the average applicable federal rates, determined in accordance with applicable regulations of the Securities and Exchange Commission. The actual rate of earnings of such plans is substantially the same as the rate of earnings on the Company's other such plans for salaried employees and is not established or guaranteed by the Company. Such rate of earnings may vary from year to year.
(b) No named officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such officer's salary and bonus for periods presented.

(c) The value of the restricted stock awards at December 26, 1998 is $298,750, $149,375, and $112,031 for Mr. Fry, Mr. Smith, and Mr. Barlow, respectively. The value of such awards included in the table is determined by the market price of the stock at the grant date. The number of shares of Common Stock subject to restricted stock awards held by Mr. Fry, Mr. Smith, and Mr. Barlow at December 26, 1998 was 40,000, 20,000 and 15,000, respectively. Restrictions lapse at the end of five years from the date of grant for Mr. Fry and Mr. Barlow and at the end of three years for Mr. Smith.
(d) Reflects the number of shares of the Company's Common Stock subject to options granted to the Named Executive Officers for the periods presented.
(e) Amounts reported in the "All Other Compensation" column for 1998 consist of Company contributions on behalf of the Named Executive Officers to defined contribution plans.

     The following table sets forth information concerning options granted during fiscal 1998 to the Named Executive Officers:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                                -------------------------                                 VALUE AT ASSUMED
                                              % OF TOTAL                                ANNUAL RATES OF STOCK
                                               OPTIONS                                 PRICE APPRECIATION FOR
                                              GRANTED TO    EXERCISE OR                    OPTION TERM(A)
                                 OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                            GRANTED(#)   FISCAL YEAR     ($/SHARE)       DATE        5%($)       10%($)
----                            ----------   ------------   -----------   ----------   ---------   -----------
Daniel K. Frierson
  August 13, 1998.............    80,000        26.04%        $8.500       8/13/08     $428,000    $1,084,000
William N. Fry, IV
  August 13, 1998.............    25,000         8.14          8.500       8/13/08      133,750       338,750
George B. Smith...............        --           --             --            --           --            --
Glenn A. Berry
  August 13, 1998.............    20,000         6.51%         8.500       8/13/08      107,000       271,000
Philip H. Barlow
  August 13, 1998.............    12,000         3.91%         8.500       8/13/08       64,200       162,600

          (a) The assumed annual rates of appreciation of five and ten percent on the market price of the Company's Common Stock at the date the options were granted would result in the Company's Common Stock price per share increasing as follows during the option term:

                                                           ANNUAL RATE OF STOCK
                                                       APPRECIATION FOR OPTION TERM
                                                       -----------------------------
                                                       FIVE PERCENT     TEN PERCENT
                                                       -------------    ------------
Options issued at $8.50 exercise price...............     $13.85           $22.05

          (b) The Company did not grant any stock appreciation rights ("SARs") during fiscal 1998.

     The following table presents summary information concerning options exercised during 1998 and estimates the value of unexercised options held by the Named Executive Officers at fiscal year end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                                                    IN-THE-MONEY
                                                                  NUMBER OF UNEXERCISED             OPTIONS/SARS
                                     SHARES                       OPTIONS AT FY-END(#)          AT FISCAL YEAR-END($)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
Daniel K. Frierson...............      --            --          102,750        265,250        $42,701        $49,186
William N. Fry, IV...............      --            --           20,000         83,000         22,656         67,970
George B. Smith..................      --            --           22,500         50,500         13,984         41,954
Glenn A. Berry...................      --            --               --         63,000             --          2,813
Philip H. Barlow(a)..............      --            --           32,544         47,250         46,674         25,196

---------------

(a) Includes options to purchase 15,794 shares of the Company's Common Stock issued on March 12, 1993, to replace options to purchase shares of Carriage's common stock which were canceled upon the acquisition of Carriage by the Company. Such options include: (i) options to purchase 3,057 shares of Common Stock at an exercise price of $4.2934 per share; (ii) options to purchase 2,547 shares of Common Stock at an exercise price of $5.0294 per share; and (iii) options to purchase 10,190 shares of Common Stock at an exercise price of $5.2748 per share.

                             SHAREHOLDER PROPOSALS

     In the event any shareholder wishes to present a proposal at the 2000 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 26, 1999, to be considered for inclusion in the Company's proxy materials.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been selected as independent auditors for the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

                             ADDITIONAL INFORMATION

     The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

                                          The Dixie Group, Inc.

                                          Daniel K. Frierson
                                          Chairman of the Board

Dated: March 30, 1999

                                                                      Appendix A



                                     PROXY

                             THE DIXIE GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 1999

     The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and Robert J. Sudderth, Jr., and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 1100 South Watkins Street, Chattanooga, Tennessee 37404, at 10:00 A.M., Eastern Daylight Time, on April 29, 1999, and any adjournment or adjournments thereof, as designated on the reverse side.

                 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
            ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

                                                                  ---------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                  ---------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

1. Election of Directors.                                        2. Acting upon any other business which may be properly
     FOR ALL NOMINEES             WITHHOLD AUTHORITY                brought before said meeting or any adjournment or
          [ ]                            [ ]to vote for all         adjournments thereof.
                                            nominees listed
                                            below.

J. DON BROCK; PAUL K. BROCK; LOVIC A. BROOKS, JR.;
DANIEL K. FRIERSON; PAUL K. FRIERSON; WILLIAM N. FRY, IV;
JOHN W. MURREY, III; PETER L. SMITH; ROBERT J. SUDDERTH, JR.

(Instruction: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

--------------------------------------------------------------
                                                                    The undersigned hereby acknowledges receipt of the Notice
                                                                    of Annual Meeting of Shareholders and the Proxy Materials
                                                                    and Annual Report to Shareholders furnished therewith.



SIGNATURE(S):                                         DATE
             ----------------------------------------     ------------------
NOTE: Signature should agree with name on stock certificate as printed hereon. When signing in a representative capacity, please give your full title.